Exhibit 99.B(d)(68)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

(as assignee of Prudential Investment Management, Inc.)

As of July 1, 2003, as amended June    , 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund

Large Cap Fund

International Equity Fund

World Equity Ex-US Fund

Agreed and Accepted:

SEI Investments Management Corporation		Quantitative Management Associates LLC

By:	/s/ Timothy D. Barto	By:	/s/ Margaret Stumpp

Name:	Timothy D. Barto	Name:	Margaret Stumpp

Title:	Vice President	Title:	CIO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

(as assignee of Prudential Investment Management, Inc.)

As of July 1, 2003, as amended June    , 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Disciplined Equity Fund

Large Cap Fund

International Equity Fund & World Equity Ex-US Fund:

Agreed and Accepted:

SEI Investments Management Corporation		Quantitative Management Associates LLC

By:	/s/ Timothy D. Barto	By:	/s/ Margaret Stumpp

Name:	Timothy D. Barto	Name:	Margaret Stumpp

Title:	Vice President	Title:	CIO